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                                                                      Exhibit 99



                                                         [JOHNSON CONTROLS LOGO]



Contact:    Glen L. Ponczak                         For Immediate Release
            414-524-2375                            October 31, 2002


            JOHNSON CONTROLS COMPLETES VARTA AUTO BATTERY ACQUISITION

               MILWAUKEE, U.S.A. . . .October 31, 2002. . . . Johnson Controls
today announced that it has completed the acquisition of Varta AG's Automotive Battery Division, a major European automotive battery manufacturer.

            Johnson Controls is paying approximately Euro 312.5 million, subject to closing adjustments. The transaction is effective October 31, 2002.

            The acquired business has six battery assembly plants in Europe located in Austria, Czech Republic, France, Germany and Spain. Customers include BMW, DaimlerChrysler, Ford, PSA, Volkswagen and other automakers, retailers and wholesalers in Europe.

            The Varta Automotive Battery Division consists of VARTA Automotive GmbH and the 80% majority stake in VB Autobatterie GmbH. The 20% stake of Robert Bosch GmbH in VB Autobatterie GmbH continues.

                                    * * * * *

Johnson Controls is a global market leader in automotive systems and facility management and control. In the automotive market, it is a major supplier of integrated seating and interior systems, and batteries. For nonresidential facilities, Johnson Controls provides control systems and services including comfort, energy and security management. Johnson Controls (NYSE: JCI), founded in 1885, has headquarters in Milwaukee, Wisconsin.